RECEIVABLES SALE AGREEMENT

DATED AS OF MARCH 27, 2003

AMONG

SCP DISTRIBUTORS LLC, SCP SERVICES LP AND
SUPERIOR POOL PRODUCTS LLC,
AS ORIGINATORS

AND

SUPERIOR COMMERCE LLC,
AS BUYER

RECEIVABLES SALE AGREEMENT

        THIS RECEIVABLES SALE AGREEMENT, dated as of March 27, 2003, is by and among SCP Distributors LLC, a Delaware limited liability company, SCP Services LP, a Delaware limited partnership, and Superior Pool Products LLC, a Delaware limited liability company (each of the foregoing, an “Originator” and collectively, the “Originators”), and Superior Commerce LLC, a Delaware limited liability company (“Buyer”). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I hereto (or, if not defined in Exhibit I hereto, the meanings assigned to such terms in Exhibit I to the Purchase Agreement hereinafter defined).

PRELIMINARY STATEMENTS

Each of the Originators now owns, and from time to time hereafter will own, Receivables. Each of the Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase from such Originator, all of such Originator’s right, title and interest in and to its Receivables, together with the Related Security and Collections with respect thereto.

Each of the Originators and Buyer intends the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables originated by such Originator, and none of the Originators or Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to any Originator.

Buyer will sell undivided interests in the Receivables and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of March 27, 2003 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the “Purchase Agreement”) among Buyer, SCP Distributors LLC, a Delaware limited liability company (“Distributors”), as initial Servicer, Jupiter Securitization Corporation (“Conduit”), the financial institutions from time to time party thereto as “Financial Institutions” and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for Conduit and such Financial Institutions (in such capacity, the “Agent”).

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
AMOUNTS AND TERMS

Section 1.1 Purchase of Receivables.

(a)

In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, (i) effective on the date hereof, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from each Originator, all of such Originator’s right, title and interest in and to all Receivables originated by it and existing as of the close of business on the Business Day immediately prior to the date hereof, together, in each case, with all Related Security relating thereto and all Collections thereof and (ii) from and after the date hereof, each Originator hereby agrees to sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer hereby agrees to purchase from each Originator, all of such Originator’s right, title and interest in and to all Receivables originated by it from and after the date hereof, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, Buyer shall acquire all of each Originator’s right, title and interest in and to all Receivables originated by it and existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date with respect to such Originator, together with all Related Security relating thereto and all Collections thereof, and Buyer shall be obligated to pay the Purchase Price for each Receivable, its Related Security and Collections in accordance with Section 1.2. In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

(b)

It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of “accounts” or “payment intangibles” (as each such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3, the sales of Receivables hereunder are made without recourse to the Originators; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties and covenants made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sales do not constitute and are not intended to result in an assumption by Buyer or any assignee thereof of any obligation of the applicable Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of any Originator. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer’s assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and agrees to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer’s assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer’s ownership interest in the Receivables originated by such Originator and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer’s assignee) may reasonably request.

Section 1.2 Payment for the Purchases.

(a)

The Purchase Price for the Purchase of Receivables originated by each Originator that are in existence on the close of business on the Business Day immediately preceding the date hereof (the “Initial Cutoff Date”) shall be payable in full by Buyer to such Originator on the date hereof, and shall be paid to such Originator in the following manner:

(i)

with respect to the Purchase Price for the Purchase of Receivables originated by Superior Pool Products LLC (“Pool Products”) and SCP Distributors LLC (“Distributors”), by transfer of intercompany receivables owing to Buyer and due from the applicable Originator, and

(ii)

with respect to any remaining Purchase Price for the Purchase of Receivables originated by Pool Products and Distributors, and the Purchase Price for the Purchase of Receivables originated by SCP Services LP, by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement; provided that a portion of such funds shall be offset by amounts owed by such Originator to Buyer on account of the issuance of equity having a total value of not less than the Required Capital Amount, and

(iii)

the balance, by delivery of the proceeds of a subordinated revolving loan from such Originator to Buyer (a “Subordinated Loan”) in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer’s Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Purchase Price. Such Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

The Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and owing in full by Buyer to the applicable Originator or its designee on the date each such Receivable comes into existence (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

(b)

With respect to any Receivables coming into existence after the Initial Cutoff Date, on each Settlement Date, Buyer shall pay the Purchase Price therefor to the applicable Originator in accordance with Section 1.2(d) and in the following manner:

first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement, or other cash on hand; and/or second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii).

Subject to the limitations set forth in Section 1.2(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to such Originator’s Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of such Originator’s Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent or the Purchasers.

(c)

From and after an Originator’s Termination Date, each Originator shall not be obligated to sell its Receivables to Buyer but, may, at its option, sell its Receivables if such Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

(d)

Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable in full by Buyer to the applicable Originator on the date such Receivable comes into existence, settlement of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables coming into existence during the same Calculation Period and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing under the applicable Subordinated Note made pursuant to Section 1.2(b) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

Section 1.3 Purchase Price Credit Adjustments. If on any day, any Originator is deemed to have received a Deemed Collection with respect to any Receivable sold by it to Buyer hereunder, then, in such event, Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable to such Originator hereunder in an amount equal to such Deemed Collection. If such Purchase Price Credit exceeds the original Outstanding Balance of the Receivables originated by the applicable Originator on such day, then the applicable Originator shall pay the remaining amount of such Purchase Price Credit in cash within 5 Business Days thereafter; provided that if the applicable Originator’s Termination Date has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note to the extent permitted thereunder.

Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law.

Section 1.5 Transfer of Records.

(a)

In connection with each Purchase of a Receivable from an Originator hereunder, such Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator’s right and title to and interest in the Records relating to such Receivable without the need for any further documentation in connection with such Purchase. In connection with such transfer, such Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables originated or serviced by such Originator, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or Buyer’s assignee), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the indefeasible payment in full of the Aggregate Unpaids, and shall terminate on the date this Agreement terminates in accordance with its terms.

(b)

Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer’s assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such Records.

Section 1.6 Characterization.

(a)

If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale by any Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties’ intention that each sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a valid and perfected security interest in all of such Originator’s right, title and interest in, to and under all Receivables now existing and hereafter arising, and in all Collections and Related Security with respect thereto, each Post Office Box, Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables originated by such Originator together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative, Each Originator hereby authorizes Buyer (or any of its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.

(b)

Each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Agent and the Purchasers thereunder, all of its rights, remedies, powers and privileges under this Agreement and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Each Originator agrees that the Agent, as the assignee of the Seller, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to Buyer’s assigns in the provisions of this Agreement which set forth such rights and remedies) and each Originator agrees to cooperate fully with the Agent and the Purchasers in the exercise of such rights and remedies. Each Originator further agrees to give to the Agent copies of all notices it is required to give to Buyer hereunder.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Originators. Each Originator hereby represents and warrants to Buyer, as to such Originator and the Receivables originated by it, that, as of the date of each Purchase:

(a)

Corporate Existence and Power. Such Originator is duly organized, validly existing and in good standing under the laws of the state mentioned after its name in the preamble to this Agreement, and is duly qualified to do business and is in good standing as a foreign entity, and has and holds all power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b)

Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and such Originator’s use of the proceeds of each Purchase made from it hereunder, are within its powers and authority and have been duly authorized by all necessary action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

(c)

No Conflict; No Bulk Sale. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate of formation and limited liability company agreement, articles of organization and by-laws or certificate of limited partnership and limited partnership agreement, as the case may be or any shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares, if applicable, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect. No transaction contemplated hereby with respect to such Originator requires compliance with any bulk sales act or similar law.

(d)

Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

(e)

Actions, Suits. Except as disclosed in Parent’s reports on SEC Form 10-K or 10-Q which have been previously delivered to Buyer (and its assigns), there are no actions, suits or proceedings pending, or to the best of such Originator’s knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

(f)

Binding Effect. This Agreement and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g)

Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(h)

Use of Proceeds. No proceeds of any Purchase from such Originator hereunder will be used (i) for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended, except, in the case of clause (i) and (ii), for the acquisition of the capital stock of the Parent by the Parent.

(i)

Good Title. Immediately prior to each Purchase from such Originator hereunder, such Originator (i) is the legal and beneficial owner of the Receivables which are to be the subject of such Purchase and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents.

(j)

Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing or hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator’s right, title and interest in the Related Security associated with each such Receivable, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed (or delivered to the Agent (as Buyer’s assignee) in form suitable for filing) all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s ownership interest in the Receivables originated by such Originator, the Related Security and the Collections.

(k)

Places of Business and Locations of Records. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator’s Federal Employer Identification Number and organizational identification number are correctly set forth on Exhibit II.

(l)

Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box and each Post Office Box, are listed on Exhibit III. Such Originator has not granted any Person, other than Buyer (and its assigns) dominion and control of any Post Office Box, Lock-Box or Collection Account, or the right to take dominion and control of any such Post Office Box, Lock-Box or Collection Account at a future time or upon the occurrence of a future event.

(m)

Material Adverse Effect. Since December 31, 2002, no event has occurred that would have a material adverse effect on (i) the ability of such Originator to perform its obligations under this Agreement, or (ii) the collectibility of the Receivables originated by such Originator generally or any material portion of such Receivables.

(n)

Names. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and as listed on Exhibit II.

(o)

Ownership of Originators. Parent owns, directly or indirectly, 100% of the issued and outstanding shares of capital stock, membership interest or partnership interest, as applicable, of such Originator, free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of such Originator.

(p)

Not a Holding Company or an Investment Company. Such Originator is not a “holding company” or a “subsidiary holding company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

(q)

Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable originated by such Originator, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(r)

Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as permitted by Section 4.2(c) and in compliance with the notification requirements in Section 4.1(a)(vii).

(s)

Payments to such Originator. With respect to each Receivable transferred hereunder by such Originator to Buyer, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt except in connection with the initial Purchase on the date hereof. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

(t)

Enforceability of Contracts. Each Contract with respect to each Receivable originated by such Originator is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(u)	Nature of Receivables. Each Receivable originated by such Originator is an “account,” a “payment intangible” or “chattel paper” under and as defined in the UCC of all applicable jurisdictions.

(v)	Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the true sale analysis.

(w)

Solvency. Such Originator is Solvent and will continue to be Solvent after the consummation of the transactions contemplated under the Transaction Documents including, without limitation, the creation of the security interests hereunder.

(z)

Purpose. Such Originator has determined that, from a business viewpoint, its sales of Receivables to Buyer and the other transactions contemplated herein and in the Purchase Agreement are in the best interests of such Originator.

ARTICLE III.
CONDITIONS OF PURCHASE

Section 3.1 Conditions Precedent to Initial Purchase. The initial Purchase from each Originator under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

Section 3.2 Conditions Precedent to Subsequent Purchases. Buyer’s obligation to pay each Originator for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that: (a) the Facility Termination Date shall not have occurred; (b) Buyer (or its assigns) shall have received such other opinions or documents as it may reasonably request pursuant to Section 6.2 of the Purchase Agreement, and (c) on the date such Receivable came into existence, the following statements shall be true (and acceptance of the proceeds of any payment for such Receivable shall be deemed a representation and warranty by such Originator that such statements are then true):

(i)	the representations and warranties of such Originator set forth in Article II are true and correct on and as of the date such Receivable came into existence as though made on and as of such date; and

(ii)	no event has occurred and is continuing that will constitute a Termination Event or a Potential Termination Event.

Section 3.3 Reaffirmation of Representations and Warranties. Each Originator, by accepting the Purchase Price related to each Purchase of such Originator’s Receivables and Related Security, shall be deemed to have certified that the representations and warranties of such Originator contained in Article II are true and correct as to such Originator on and as of the date of such Purchase, with the same effect as though made on and as of such day, and that each of the applicable conditions precedent set forth in this Article III has been satisfied as of the date of such purchase.

ARTICLE IV.
COVENANTS

Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

(a)

Financial Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (or its assigns):

(i)

Annual Reporting. Within 90 days after the close of each of Parent’s fiscal years, audited, unqualified financial statements (which shall include consolidated balance sheets, statements of income and retained earnings and a statement of cash flows) for Parent and its consolidated Subsidiaries for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by a nationally recognized independent public accounting firm; provided that Parent’s delivery to the Buyer of its filing with the SEC of SEC Form 10-K for each fiscal year shall satisfy the requirements of this Section 4.1(a)(i) for each Originator.

(ii)

Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of Parent’s fiscal years, consolidated balance sheets of Parent and its consolidated Subsidiaries as at the close of each such period and statements of income and retained earnings and a statement of cash flows for Parent and its consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such quarter, all certified by Parent’s chief financial officer; provided that Parent’s delivery to the Buyer of its filing with the SEC of SEC Form 10-Q for the first three quarters of each fiscal year shall satisfy the requirements of this Section 4.1(a)(ii) for each Originator.

(iii)

Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by an Authorized Officer of Parent and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv)	Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of Parent, copies of all financial statements, reports and proxy statements so furnished.

(v)

SEC Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports (other than SEC Forms 10-K and 10-Q filed by Parent and delivered in accordance with Sections 4.1(a)(i) and (ii) and other than SEC Forms 3, 4 or 5) which Parent or any of its Subsidiaries files with the SEC.

(vi)

Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Conduit, copies of the same.

(vii)

Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables originated by such Originator or decrease the credit quality of any newly created Receivables, requesting Buyer’s consent thereto.

(viii)

Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

(b)

Notices. Such Originator will notify the Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

(i)	Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.

(ii)

Judgment and Proceedings. (1) The entry of any judgment or decree against any Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Originators and their Subsidiaries exceeds $5,000,000 after deducting (a) the amount with respect to which the applicable Originator or Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing, and (b) the amount for which the applicable Originator or Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against any Originator which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(iii)	Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv)	Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor.

(v)

Downgrade of Parent. Any downgrade in the rating of any Indebtedness of Parent by Standard and Poor’s Ratings Group or by Moody’s Investors Service, Inc., setting forth the Indebtedness affected and the nature of such change.

(c)

Compliance with Laws and Preservation of Corporate Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Originator will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign organization in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have a Material Adverse Effect.

(d)

Audits. Such Originator will furnish to Buyer (or its assigns) from time to time such information with respect to it and the Receivables originated or serviced by it as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (or its assigns) or their respective agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Originator relating to such Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator’s financial condition or such Receivables and the Related Security or such Originator’s performance under any of the Transaction Documents or such Originator’s performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters.

(e)	Keeping and Marking of Records and Books.

(i)

Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each such new Receivable and all Collections of and adjustments to each such existing Receivable). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence other than a change in the type of software used by such Originator.

(ii)

Such Originator will: (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables originated by it with a legend, acceptable to Buyer (or its assigns), describing Buyer’s ownership interests in such Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns) following the occurrence of a Termination Event or an “Amortization Event” under and as defined in the Purchase Agreement: (x) mark each Contract with a legend describing Buyer’s ownership interests in such Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract that constitutes an instrument, a certificated security or chattel paper under the UCC) relating to such Receivables.

(f)

Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated or serviced by it, and (ii) comply in all material respects with [the/its] Credit and Collection Policy in regard to each such Receivable and the related Contract.

(g)

Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, (i) legal and equitable title to the Receivables originated by such Originator and the associated Collections and (ii) all of such Originator’s right, title and interest in the Related Security associated with such Receivables, in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

(h)

Purchasers’ Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer’s identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer’s identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm’s-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations §§1.1502-33(d) and 1.1552-1.

(i)

Collections. Such Originator shall direct all Obligors to make payments of such Originator’s Receivables directly to (i) a Post Office Box subject to a P.O. Box Agreement or (ii) a Lock Box or Collection Account that is the subject of a Collection Account Agreement at a Collection Bank. If, notwithstanding the foregoing, any Obligor makes payment to such Originator, such Originator further agrees to remit any Collections (including any security deposits applied to the Outstanding Balance of any Receivable) that it receives on such Receivables directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for Buyer and its assigns; provided that, to the extent permitted pursuant to Section 1.2, such Originator may retain such Collections as a portion of the Purchase Price then payable to or apply such Collections to the reduction of the outstanding balance of its Subordinated Note.

(j)

Taxes. Except to the extent that such Originator is included in consolidated tax returns or reports filed by Parent, such Originator will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Such Originator will also pay when due any taxes payable in connection with the Receivables originated by it, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

(k)

Insurance. Such Originator will maintain in effect, at such Originator’s expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment. Such Originator will pay the premiums therefor. The foregoing requirements shall not be construed to negate, reduce or modify, and are in addition to, such Originator’s obligations hereunder.

Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

(a)

Name Change, Offices and Records. Such Originator will not (i) change its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, legal structure or location of books and records unless, at least fifteen (15) Business Days prior to the effective date of any such name change, change in legal structure or change in location of books and records, such Originator notifies Buyer thereof and delivers to Buyer (or its assigns) such financing statements (Forms UCC-1 and UCC-3) executed by such Originator (if required under applicable law) which Buyer (or its assigns) may reasonably request to reflect such name change, location change or change in legal structure, together with such other documents and instruments that Buyer (or its assigns) may reasonably request in connection therewith and has taken all other steps to ensure that Buyer continues to have a first priority, perfected ownership or security interest in the Receivables originated by it, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless Buyer (or its assigns) shall have received from such Originator, prior to such change, (A) those items described in clause (i) hereof, and (B) if Buyer (or any of its assigns) shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and such Originator’s valid existence and good standing and the perfection and priority of Buyer’s ownership or security interest in the Receivables originated by such Originator and the Related Security and the Collections related thereto.

(b)

Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Post Office Box, Lock-Box or Collection Account, unless Buyer (or its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box or Post Office Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box or an executed P.O. Box Agreement with respect to the new Post Office Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or Post Office Box.

(c)

Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables originated or serviced by such Originator or decrease the credit quality of any such newly created Receivables. Except as otherwise permitted in its capacity as a permitted sub-Servicer pursuant to Article VIII of the Purchase Agreement, such Originator will not extend, amend or otherwise modify the terms of any Receivable originated or serviced by it or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d)

Sales, Liens. Except pursuant to the Transaction Documents, such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable originated by it or the associated Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Post Office Box, Lock-Box, or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory except in connection with the Parent Credit Agreement.

(e)

Accounting for Purchase. Such Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any manner other than as a sale by such Originator to Buyer of Receivables originated by such Originator and the associated Collections and Related Security.

ARTICLE V.
TERMINATION EVENTS

Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event with respect to an Originator:

(a)

Such Originator shall fail (i) to make any payment or deposit required hereunder when due and such failure continues for one (1) Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days.

(b)

Any representation, warranty, certification or statement made by such Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

(c)

Failure of such Originator or Performance Guarantor to pay any Indebtedness when due in excess of $5,000,000; or the default by such Originator or Performance Guarantor in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of such Originator or Performance Guarantor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(d)

(i) Such Originator, Performance Guarantor or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against such Originator, Performance Guarantor or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) such Originator, Performance Guarantor or any of their respective Subsidiaries shall take any action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

(e)	A Change of Control shall occur with respect to Performance Guarantor or such Originator shall cease to be owned directly or indirectly by Performance Guarantor.

(f)

One or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against such Originator or Performance Guarantor on claims not covered by insurance or as to which the insurance carrier has denied its responsibility or as to which such Originator or Performance Guarantor is not otherwise indemnified pursuant to terms acceptable to Buyer (or its assigns), and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

(g)	The Originators shall fail to provide, or cause to be provided, on or before April 30, 2003, the revised Credit and Collection Policy in form and substance satisfactory to Buyer (and its assigns).

Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Originators; provided, however, that upon the occurrence of a Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code, the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by each Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE VI.
INDEMNIFICATION

Section 6.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables originated by such Originator, excluding, however, in all of the foregoing cases:

(a)

Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

(b)

Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

(c)

taxes imposed by the United States, the Indemnified Party’s jurisdiction of organization (or, in the case of an individual, primary residence) or any other jurisdiction in which such Indemnified Party has established a taxable nexus other than in connection with the transactions contemplated hereby and by the Purchase Agreement on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of such Originator or limit the recourse of Buyer to such Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, but subject to the exclusions in clauses (a), (b) and (c) above, each Originator shall indemnify Buyer for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to such Originator) relating to or resulting from:

(i)

any representation or warranty made by such Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document to which such Originator is a party or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii)

the failure by such Originator to comply with any applicable law, rule or regulation with respect to any Receivable originated by it, or any Contract related thereto, or the nonconformity of any such Receivable or Contract with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any such Contract;

(iii)	any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party;

(iv)

any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with goods that are the subject of any Contract or any Receivable originated by such Originator;

(v)

any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable originated by such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;

(vi)	the commingling of Collections of such Receivables at any time with other funds;

(vii)

any investigation, litigation or proceeding related to or arising from (A) this Agreement or any other Transaction Document to which such Originator is a party, (B) the transactions contemplated hereby, (C) the use by such Originator of the proceeds of any purchase from it hereunder or (D) any other investigation, litigation or proceeding relating to such Originator, in each case in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)

any inability to litigate any claim against any Obligor in respect of any such Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)

(A) failure of such Originator generally to pay its debts as such debts become due or admission by such Originator in writing of its inability to pay its debts generally or any making by such Originator of a general assignment for the benefit of creditors; or (B) the institution of any proceeding by or against such Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (C) the taking by such Originator of any action to authorize any of the actions set forth in clauses (A) or (B) above in this clause (ix);

(x)

any failure to vest and maintain vested in Buyer or its assigns, or to transfer to Buyer, legal and equitable title to, and ownership of, a first priority perfected ownership interest in the Receivables originated by such Originator and the associated Related Security and Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents); and

(xi)

the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any such Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of sale to Buyer or at any subsequent time.

Section 6.2 Other Costs and Expenses. In addition to the obligations of each Originator under Section 6.1, each Originator agrees to pay on demand:

(a)

all reasonable costs and expenses, including attorneys’ fees, in connection with the enforcement against such Originator of this Agreement and the other Transaction Documents executed by such Originator; and

(b)

all stamp duties and other similar filing or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents executed by such Originator, and agrees to indemnify Indemnified Parties against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

ARTICLE VII.
MISCELLANEOUS

Section 7.1 Waivers and Amendments.

(a)

No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b)

No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 7.2.

Section 7.3 Protection of Ownership Interests of Buyer.

(a)

Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interest of Buyer hereunder and the Purchaser Interests, or to enable Buyer (or its assigns) to exercise and enforce its (or their) rights and remedies hereunder. At any time, Buyer (or its assigns) may, at the applicable Originator’s sole cost and expense, direct such Originator to notify the Obligors of Receivables originated or serviced by it of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

(b)

If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer’s (or such assigns’) costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements necessary or desirable in Buyer’s (or its assigns’) sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer’s interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

Section 7.4 Confidentiality.

(a)

Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to the Agent and Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b)

Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Conduit by each other, (ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them and (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is advised of the confidential nature of such information and agrees (to the extent required under Regulation FD promulgated by the Securities and Exchange Commission from time to time pursuant to the Securities Act of 1933) to maintain the confidentiality thereof. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c)

Buyer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential or proprietary information with respect to each Originator, the Obligors and their respective businesses obtained by it in connection with the due diligence evaluations, structuring, negotiating and execution of the Transaction Documents, and the consummation of the transactions contemplated herein and any other activities of Buyer arising from or related to the transactions contemplated herein provided, however, that each of Buyer and its employees and officers shall be permitted to disclose such confidential or proprietary information: (i) to the Agent, the Purchasers and the other Originators, (ii) to any prospective or actual assignee or participant of the Agent or the other Purchasers who execute a confidentiality agreement for the benefit of the applicable Originator and Buyer on terms comparable to those required of Buyer hereunder with respect to such disclosed information, (iii) to any rating agency, provider of a surety, guaranty or credit or liquidity enhancement to Conduit, (iv) to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, and (v) to the extent required pursuant to any applicable law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings with competent jurisdiction (whether or not having the force or effect of law) so long as such required disclosure is made under seal to the extent permitted by applicable law or by rule of court or other applicable body.

Section 7.5 Bankruptcy Petition.

(a)

Each Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Conduit or any Financial Institution that is a special purpose bankruptcy remote entity, it will not institute against, or join any other Person in instituting against, Conduit or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(b)

Each Originator covenants and agrees that, prior to the date that is one year and one day after the payment in full of all Aggregate Unpaids under the Purchase Agreement, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF LOUISIANA.

Section 7.7 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT LOUISIANA OR THE 22ND JUDICIAL DISTRICT COURT FOR THE PARIST OF ST. TAMMANY, LOUISIANA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT, AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF LOUISIANA OR THE 22NDJUDICIAL DISTRICT COURT FOR THE PARISH OF ST. TAMMANY, LOUISIANA.

Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 7.9 Integration; Binding Effect; Survival of Terms.

(a)

This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b)

This Agreement shall be binding upon and inure to the benefit of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer. Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii) Section 7.5 shall be continuing and shall survive any termination of this Agreement.

Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

SCP DISTRIBUTORS LLC

By:	/S/ CRAIG K. HUBBARD
Name:	Craig K. Hubbard
Title:	Secretary

Address:	109 Northpark Blvd., 4th Floor
Covington, LA 70433

SCP SERVICES LP

By:	/S/ CRAIG K. HUBBARD
Name:	Craig K. Hubbard
Title:	Secretary

Address:	1021 Main Street, Suite 1150
Houston, TX 77002

SUPERIOR POOL PRODUCTS LLC

By:	/S/ CRAIG K. HUBBARD
Name:	Craig K. Hubbard
Title:	Secretary

Address:	109 Northpark Blvd., 4th Floor
Covington, LA 70433

SUPERIOR COMMERCE LLC

By:	/S/ CHRISTOPHER WILSON
Name:	Christopher Wilson
Title:	President

Address:	c/o SCP Property Co.
2325-B Renaissance Drive,
Suite 10
Las Vegas, NV 89119

[Signature Page to Receivables Sale Agreement]

Exhibit I

Definitions

        This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

        “Agent” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Agreement” means the Receivables Sale Agreement, dated as of March 27, 2003, among the Originators and Buyer, as the same may be amended, restated or otherwise modified.

        “Authorized Officer” means, with respect to each Originator, its president, corporate controller or chief financial officer.

        “Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business.

        “Buyer” has the meaning set forth in the preamble to the Agreement.

        “Calculation Period” means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period for each Originator shall commence on the date of the initial Purchase of Receivables from such Originator hereunder and the final Calculation Period shall terminate on its Termination Date.

        “Change of Control” means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Parent or any Originator.

        “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

        “Conduit” has the meaning set forth in the Preliminary Statements to the Agreement.

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        “Credit and Collection Policy” means the Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V, as modified from time to time in accordance with the Agreement.

        “Deemed Collections” means the aggregate of all amounts an Originator shall have been deemed to have received as a Collection of a Receivable sold by it. An Originator shall be deemed to have received a Collection (but only to the extent of the reduction or cancellation identified below) of a Receivable sold by it if at any time (i) the Outstanding Balance of any such Receivable is either (x) reduced as a result of any defective or rejected goods, any discount or any adjustment or otherwise by such Originator (other than cash Collections on account of the Receivables) or (y) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (ii) any of the representations or warranties in Article II were not true with respect to such Receivable at the time of its sale hereunder (in which case, such Originator shall be deemed to have received a Collection in an amount equal to the Outstanding Balance of such Receivable).

        “Default Fee” means a per annum rate of interest equal to the sum of (i) the Base Rate, plus (ii) 2% per annum (computed for actual days elapsed on the basis of a year consisting of 360 days).

        “Dilutions” means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

        “Discount Factor” means, with respect to any Receivable, a percentage calculated to provide Buyer with a reasonable return on its investment in such Receivable after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivable and the cost to Buyer of financing its investment in such Receivable during such period and (ii) the risk of nonpayment by the related Obligor. Each Originator and Buyer may agree from time to time to change the Discount Factor with respect to the Receivables originated by such Originator based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of a Purchase which occurred during any Calculation Period ending prior to the Calculation Period during which any Originator and Buyer agree to make such change.

        “Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

        “Initial Cutoff Date” has the meaning set forth in Section 1.2(a).

        “Intended Characterization” means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security and the Collections.

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        “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of Parent and its Subsidiaries, taken as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) Buyer’s (or any of its assigns’) interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables, in each case, relating to Receivables sold by such Originator hereunder.

        “Net Worth” means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of (a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

        “Obligor” means a Person obligated to make payments pursuant to a Contract.

        “Original Balance” means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

        “Originator(s)” has the meaning set forth in the preamble to the Agreement.

        “Parent” means SCP Pool Corporation, a Delaware corporation.

        “Performance Guarantor” means Parent.

        “Potential Termination Event” means an event which, without remedial action and with the passage of time or the giving of notice, or both, would constitute a Termination Event.

        “Purchase” means each purchase pursuant to Section 1.1(a) of the Agreement by Buyer from an Originator of Receivables originated by such Originator and the Related Security and Collections related thereto, together with all related rights in connection therewith.

        “Purchase Agreement” has the meaning set forth in the Preliminary Statements to the Agreement.

        “Purchase Price” means, with respect to any Receivable, the price to be paid by Buyer to the applicable Originator for such Receivable and the Related Security and Collections with respect thereto in accordance with Section 1.2 of the Agreement, which price shall equal (i) the product of (x) the Original Balance of such Receivable, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with Section 1.3 of the Agreement.

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        “Purchase Price Credit” has the meaning set forth in Section 1.3 of the Agreement.

        “Receivable” means all indebtedness and other obligations owed to an Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which such Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

        “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

        “Related Security” means, with respect to any Receivable:

(i)

all of the applicable Originator’s interest in the inventory and goods (but only to the extent such inventory or goods consists of returned or repossessed inventory or goods), if any, the sale of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii)

all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii)

all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv)	all service contracts and other contracts and agreements associated with such Receivable,

(v)	all Records related to such Receivable,

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(vi)	all of the applicable Originator’s right, title and interest in each Post Office Box, each Lock-Box and each Collection Account, and

(vii)	all proceeds of any of the foregoing.

        “Required Capital Amount” means, as of any date of determination, an amount equal to the greater of (i) 3% of the aggregate Outstanding Balance of the Receivables as of such date and (ii) $1,500,000.

        “SEC” means the United States Securities and Exchange Commission or any successor regulatory body.

        “Settlement Date” means, with respect to each Calculation Period, the date that is the 2nd calendar day of the month following such Calculation Period.

        “Solvent” means, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person; provided that for all purposes of determining the amount of Indebtedness under this clause (b), Indebtedness shall include, without duplication, subordinated and contingent liabilities computed at the amount which such Person has a reasonable basis to believe represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

        “Subordinated Loan” has the meaning set forth in Section 1.2(a) of the Agreement.

        “Subordinated Note” means each promissory note in substantially the form of Exhibit VI hereto as more fully described in Section 1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        “Termination Date” means, as to each Originator, the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d) with respect to such Originator, (iii) the Business Day specified in a written notice from Buyer (or its assigns) to such Originator following the occurrence of any other Termination Event, and (iv) the date which is thirty (30) Business Days after Buyer’s receipt of written notice from such Originator that it wishes to terminate the facility evidenced by this Agreement.

        “Termination Event” has the meaning set forth in Section 5.1 of the Agreement.

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        “Transaction Documents” means, collectively, this Agreement, each Collection Account Agreement, each PO Box Agreement the Subordinated Notes and all other instruments, documents and agreements executed and delivered in connection herewith.

        All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

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ALL OTHER EXHIBITS ARE INTENTIONALLY OMITTED